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Exhibit 23.1

                   CONSENT OF WIPFLI LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Annual Report (Form 10-KSB) of Electronic Tele-Communications, Inc. of our report dated February 2, 2004, included in the 2003 Annual Report to Shareholders of Electronic
Tele-Communications, Inc.

Our audits also included the financial statement schedule of Electronic Tele-Communications, Inc. listed in Item 13(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Electronic Tele-Communications, Inc. 1989 Nonqualified Stock Option Plan and the Registration Statement (Form S-8) pertaining to the Electronic Tele-Communications, Inc. 1999 Nonqualified Stock Option Plan of our report dated February 2, 2004, with respect to the financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-KSB) of Electronic Tele-Communications, Inc.

                                           /s/ Wipfli LLP
                                           -----------------
                                             WIPFLI LLP

Milwaukee, Wisconsin
March 19, 2004

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